UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                             Giant Motorsports, Inc.
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             (Exact Name of Registrant as Specified in its Charter)

               Nevada                                   33-1025552
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(State of Incorporation or Organization)    (IRS Employer Identification Number)

13134 State Route 62, Salem, Ohio                                      44460
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(Address of Principal Executive Offices)                             (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                             Name of Each Exchange on
to be so Registered                        Which Each Class is to be Registered
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None

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |_|

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |X|

Securities Act registration statement file number to which this form relates:

                          333-131001
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                                                                 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Series A Warrants to purchase shares of common stock, $.001 per share, at an exercise price of $.50 per share
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                                (Title of class)

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                                (Title of class)


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                                (Title of class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT



Item 1. Description of Registrant's Securities to be Registered.

      The securities to be registered hereby are the Series A Warrants of Giant Motorsports, Inc. (the "Company"). The description of the Series A Warrants, contained in the section entitled "Description of Securities" in the Prospectus included in the Company's Registration Statement on Form S-1 (Registration No. 333-131001), filed with the Securities and Exchange Commission on January 12, 2006, as amended from time to time (the "Registration Statement"), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2

      Exhibits.

      3.1.  Restated Articles of Incorporation.*

      3.2.  By-laws.*

      4.11  Specimen Warrant Certificate.**

      4.12 Form of Warrant Agreement between Olde Monmouth Stock Transfer Co., Inc. and the Company.**


* Incorporated by reference to the corresponding exhibit filed with the Registration Statement, SEC File No. 333-131001.

**    Filed herewith.


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

                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                     GIANT MOTORSPORTS, INC.



                                     By: /s/ Gregory A. Haehn
                                         --------------------------------------
                                         Gregory A. Haehn
                                         President, and Chief Operating Officer

Dated:   January 18, 2006







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